Exhibit 23.4

Consent of Independent Auditor

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 and related Information Statement/Prospectus of BancPlus Corporation of our report dated May 10, 2021, except for Note 18, as to which the date is December 3, 2021, relating to our audits of the consolidated financial statements of First Trust Corporation and its subsidiary as of and for the years ended December 31, 2020 and 2019.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ POSTLETHWAITE & NETTERVILLE, APAC

Metairie, Louisiana

February 11, 2022